Exhibit 99.1







                      For Immediate Release
                For Further Information, Contact:
            Brian Arsenault, SVP, Investor Relations
                          207 761-8517



          Banknorth Group to Present at RBC Conference


September 11, 2003 -- Banknorth Group, Inc. (NYSE: BNK) announced today that Peter J. Verrill, Banknorth Senior Executive Vice President and Chief Operating Officer, will present at the 2003 RBC Capital Markets Financial Institutional Conference on September 18, 2003. Mr. Verrill will present from 10:55 a.m. - 11:25 a.m., Eastern Time.

A live audio only webcast only of the conference will be available at: www.wallstreetwebcasting.com/webcast/dr14bnk. After the conference, the audio webcast will be archived for 30 days.
An audio webcast link will also be available through Banknorth's website at www.banknorth.com, Investor
Relations. The PowerPoint presentation Mr. Verrill will be utilizing at the conference will also be available at the Company's website as of the presentation time.

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